UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Fairchild Drive

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Audience, Inc. (the “Company”) was held on June 6, 2014. The following proposals were submitted to a vote of the stockholders and were approved.

Proposal No. 1 — Election of Directors

The stockholders elected seven individuals to serve as directors on the Company’s Board of Directors as set forth below:

	Votes	Votes	Broker
	For	Withheld	Non-Votes
Peter B. Santos	19,229,738	120,415	2,267,804
Marvin D. Burkett	19,094,344	255,809	2,267,804
Barry L. Cox	19,219,697	130,456	2,267,804
Rich Geruson	19,231,154	118,999	2,267,804
Mohan S. Gyani	19,137,082	213,071	2,267,804
George A. Pavlov	17,521,702	1,828,451	2,267,804
Patrick Scaglia	19,231,154	118,999	2,267,804

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accountants

The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2014, as set forth below:

Votes For	21,579,622
Votes Against	25,538
Abstentions	12,797

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: June 9, 2014	By:	/s/ Craig H. Factor
	Name:	Craig H. Factor
	Title:	Vice President, General Counsel and Secretary